Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2022, relating to the financial statements of Hawaiian Electric Industries, Inc. and the effectiveness of Hawaiian Electric Industries, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Hawaiian Electric Industries, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

November 14, 2022